UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2008

AE BIOFUELS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
20400 Stevens Creek Blvd., Suite 700 Cupertino, California		95014
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number including area code: (408) 213-0940

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.

On October 6, 2008, the Company and TIC—The Industrial Company (“TIC”) entered into an Agreement and Mutual Waiver and Release (the “Release”) whereby the Company and TIC confirmed the cancellation of their Strategic Alliance Agreement dated as of January 18, 2006 (the “Alliance Agreement”) and the Services Agreement dated as of March 1, 2006 as subsequently amended on or about November 1, 2006 (the “Services Agreement”) and TIC agreed to return 4,000,000 shares of the Company’s common stock to the Company for a total payment of $500,000 by the Company of which $234,419 was paid to TIC upon the parties’ entry into the Release and $265,581 is payable on or before December 30, 2008. Upon the execution of the Release, 1,880,000 Shares will be returned immediately and the remaining 2,120,000 Shares will be returned upon the receipt of the final payment of the Settlement Fee. In the event the final payment of the Settlement Fee is not paid on or before December 30, 2008, interest shall begin to accrue on the unpaid portion of the Settlement Fee from January 1, 2009 until paid in full.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AE BIOFUELS, INC.

By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer

Dated: October 9, 2008